Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

Wall Street Plaza

88 Pine Street, 22nd Floor

New York, NY 10005

February 6, 2019

Board of Directors

Hemispherx Biopharma, Inc.

860 N. Orange Avenue, Suite B

Orlando, Florida 92130

Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-229051, as amended (the “Registration Statement”) of Hemispherx Biopharma, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of: (i) 8,000 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) and holders of record of an aggregate of 20,263,842 eligible options and warrants, (ii) up to 8,000 units (the “Units”) issuable upon exercise of the Rights, each Unit consisting of one share of Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 4,000 warrants, with each warrant exercisable for one share of Common Stock (the “Warrants”), (iii) the Preferred Stock, (iv) the Warrants, (v) up to 32,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”); and (vi) up to 32,000,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, along with the Conversion Shares, the “Underlying Shares”). The Warrants will be issued pursuant to a warrant agency agreement (the “Warrant Agency Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”).

Each of the Underlying Shares will be accompanied by, if issued prior to the termination of or such earlier event as specified in the Plan (as hereinafter defined), a right (each, a “Junior Right” and collectively, the “Junior Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Junior Participating Preferred Stock”), pursuant to an Amended and Restated Rights Agreement, dated as of November 14, 2017 (the “Plan”), between the Company and American Stock Transfer &Trust Company, LLC, as Rights Agent (the “Rights Agent”) for which no separate consideration will be received. The Junior Rights associated with the Common Stock initially will trade together with the Common Stock.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen stock certificates, the Warrant Agency Agreement, the Plan and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

In addition, in our examination of the Plan and the Series A Junior Participating Preferred Stock, we have assumed without independent investigation that the terms of the Junior Rights will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the shares of Preferred Stock included in the Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Conversion Shares, when issued upon exercise of the Preferred Stock in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and non-assessable; (iii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; (iv) the Rights, the Preferred Stock and the Warrants, when issued as set forth in the Registration Statement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (vi) if and when the Junior Rights (A) separate from the Underlying Shares, (B) have been duly executed, countersigned or authenticated by the Rights Agent, (C) are registered and (D) are delivered, the Junior Rights attached to the Underlying Shares in accordance with the Plan will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of clauses (i), (ii) and (iii), the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in clauses (i), (ii) and (iii) above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions in clauses (iv) and (vi) above are subject to (A) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (B) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

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C. The opinion in clause (vi) is subject to the following: (A) we express no opinion as to any determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Junior Rights at some future time based on the facts and circumstances existing at that time, (B) we have assumed that the members of the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Plan, and (C) we address the Junior Rights and the Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Plan or of the Junior Rights issued thereunder would result in invalidating such Plan or Junior Rights in their entirety.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC

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